QUITCLAIM BILL OF SALE

THIS BILL OF SALE, between TRIDENT GROWTH FUND, L.P.  (“Trident”) and FEQ GAS, L.L.C. (“FEQ”, and together with Trident collectively referred to as the “Sellers” or “Lenders”) and GEM SOLUTIONS, INC. (“Buyer”), is made with reference to the following facts:

1.           Loan made by Trident to Stellar Technologies, Inc., now known as GeM Solutions, Inc. (“GeM”) in the principal amount of $1,600,000 for which GeM issued a promissory note and entered into a loan agreement, security agreement, a warrant to purchase shares, and other documents related to or in furtherance of that transaction as well as various amendments thereafter (the “GeM Loan Documents”).  GeM’s obligations under the GeM Loan Documents were guaranteed by Compusven, Inc., a Florida corporation (the “Debtor”) pursuant to a written guaranty agreement which guaranty was secured by a lien on all of Debtor’s property for which Debtor executed a security agreement.  Hereinafter, the guaranty agreement, security agreement and any other documents executed by Debtor in connection with the GeM Loan Documents, together with the GeM Loan Documents shall collectively be referred to as the “Trident Loan Documents” and the obligations of Debtor thereunder shall be referred to as the “Trident Obligations”.

2.           Loan made by FEQ on July 13, 2007 to GeM in the principal amount of $100,000 for which GeM issued a promissory note and, together with Debtor entered into a loan and security agreement and other documents related to or in furtherance of that transaction as well as various amendments thereafter (the “FEQ Loan Documents”) and the obligations of the Debtor thereunder shall be referred to as the “FEQ Obligations”.  The FEQ Obligations are secured by a lien on all of Debtor’s property and the proceeds thereof.  Hereinafter, the FEQ Loan Documents, together with the Trident Loan Documents shall collectively be referred to as the “Loan Documents” and the Trident Obligations and FEQ Obligations shall be collectively referred to as the “Obligations”.

3.           On July 13, 2007, Trident and FEQ entered into that certain Intercreditor Agreement pursuant to which the parties agree that the liens held by FEQ have priority over the liens held by Trident to the extent provided therein.

4.           On September 20, 2007 GeM filed a petition under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware (“Bankruptcy Proceedings”) and on May 1, 2008 said Court confirmed the Plan of Reorganization (“Plan”) filed by Gem therein.

5.           Various events of default exist under the Loan Documents including, without limitation, the following:  (i) both GeM and Debtor defaulted in making payments required under the Trident Loan Documents and any and all cure periods have expired  and  (ii) the filing of the Bankruptcy Proceedings, and, by virtue of that certain Surrender Agreement dated June 2, 2008 by and among the Lenders and the Debtor, the Debtor surrendered to and the Lenders took possession of all of the property of the Debtor which is described on Schedule A annexed hereto

(hereinafter, the “Collateral”).  Pursuant to the Surrender Agreement, the Debtor consented to the Lenders’ exercise of their rights and remedies as a secured creditors under the Uniform Commercial Code as enacted in the States of Delaware and Florida, as applicable (“UCC”) and to the sale of the Collateral owned by the Debtor.

6.           On ______________ the Lenders issued notice of sale in accordance with the UCC.

NOW THEREFORE, in consideration of the treatment each of the Lenders will receive on account of and in satisfaction their respective secured claims against both GeM and Debtor upon consummation of the Plan, Sellers do hereby sell and transfer to Buyer the Collateral pursuant to applicable provisions of the UCC.  By acceptance and delivery of said property, the Buyer affirms that it has not relied on Sellers’ skill or judgment and Sellers have not furnished said property for any particular purpose.  The Sellers are not a manufacturers, distributors, dealers or merchants in or with said personal property.

The transfer of the Collateral to Buyer hereunder shall be and is free and clear of all liens, claims and encumbrances.

Except as set forth hereinabove, SELLERS MAKE NO WARRANTIES OF TITLE AND MAKE NO WARRANTY OF MERCHANTABILITY IN RESPECT TO SAID COLLATERAL, WHICH PROPERTY IS SOLD AS IS, WHERE IS, AND WITH ALL FAULTS INCLUDING ANY LATENT DEFECT OR NON-DISCOVERABLE DEFECT, WITHOUT ANY LIABILITY OR OTHER OBLIGATIONS ON THE PART OF SELLERS WHATSOEVER.  SELLERS MAKE NO WARRANTY THAT SAID PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE AND MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.  BUYER HEREBY FULLY ASSUMES ALL RISKS IN CONNECTION WITH SUCH COLLATERAL PURCHASED HEREUNDER.

This is a final and exclusive expression of the agreement of the Sellers and the Buyer and no course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed herein.

By acceptance of delivery of said property, the Buyer acknowledges that the Buyer has either examined said property as fully as desired or has been given the opportunity for such examination and has refused to make such examination.

Buyer agrees and acknowledges that it is the Buyer’s sole and exclusive responsibility and obligation, to take possession of or remove (at the Buyer’s option) the Collateral from its current location within three (3) business days of the date hereof at its sole cost, risk and expense and indemnify and to reimburse Sellers for all costs, expenses, liabilities and claims of any kind and nature (including legal fees incurred by Sellers) based on, or arising from, the taking of possession or removal or failure to take possession of or remove any of the Collateral, including claims for repairs to the premises and damages caused by taking possession of and/or removal of any of the Collateral, and, if the Buyer does not take possession of or remove said Collateral within three (3) business days of the date hereof then, thereafter, Buyer must arrange for Buyer’s occupation of the premises with the landlord of the premises or, at its own cost, risk and expense.

Buyer hereby agrees to pay any and all such sales taxes levied because of the sale of the Collateral conveyed hereby and hereby indemnifies Sellers for all such taxes, levies, charges and penalties; provided, such indemnification shall not extend to any liability of the Debtor may have for any sales or other tax liability existing prior to the date hereof.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of law.

IN WITNESS WHEREOF, the parties have executed this instrument this 2nd day of June, 2008.

TRIDENT GROWTH FUND, L.P.

By: Trident Management, LLC, General Partner

/s/ Scott Cook

FEQ GAS, L.L.C.

/s/ Ernest A. Bartlett

GEM SOLUTIONS, INC.

/s/ John E. Baker

EXHIBIT A

COLLATERAL TO BE SOLD:

Accounts, cash contract rights, property, equipment, general intangibles (including, without limitation, all goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights), inventory, instruments, deposit accounts, chattle paper, leases, and all other assets and (a) all attachments, accessions, accessories, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any of the foregoing property described in this Exhibit A, (b) all products and proceeds of the foregoing property described in this Exhibit A, (c) all accounts, contract rights, general intangibles, instruments, rents, moneys, payments, and all other rights arising out of a sale, lease, or other disposition of any of the foregoing property , described in this Exhibit A and (d) all proceeds (including insurance proceeds) from the sale, destruction, loss or other disposition of any of the foregoing property described in this Exhibit A.